UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2022 (May 18, 2022)

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At Foot Locker, Inc.’s (the “Company”) annual meeting of shareholders held on May 18, 2022 (the “Annual Meeting”), shareholders voted on the four proposals set forth below. For more information on the proposals, please see the 2022 Proxy Statement, the relevant portions of which are incorporated herein by reference.

As of March 21, 2022, the Company’s record date for the Annual Meeting, there were a total of 96,089,997 shares of common stock, $0.01 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 77,551,206 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

Proposal 1. With respect to the proposal to elect ten nominees to the Board of Directors (the “Board”), each for a one-year term expiring at the annual meeting of shareholders to be held in 2023, the votes were cast for the proposal as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Virginia C. Drosos	59,657,810	294,935	10,714,238	6,884,223
Alan D. Feldman	54,760,830	5,184,437	10,721,716	6,884,223
Richard A. Johnson	54,484,293	16,105,005	77,685	6,884,223
Guillermo G. Marmol	54,193,921	5,753,395	10,719,667	6,884,223
Darlene Nicosia	55,123,930	4,827,808	10,715,245	6,884,223
Steven Oakland	55,421,657	4,524,393	10,720,933	6,884,223
Ulice Payne, Jr.	54,993,396	4,950,917	10,722,670	6,884,223
Kimberly Underhill	55,046,260	4,906,500	10,714,223	6,884,223
Tristan Walker	55,528,794	4,419,340	10,718,849	6,884,223
Dona D. Young	53,876,257	6,074,467	10,716,259	6,884,223

Based on the votes set forth above, each of the ten nominees to the Board was duly elected.

Proposal 2. With respect to the proposal to approve, on an advisory basis, the Company’s named executive officers’ (“NEOs”) compensation, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,172,731	13,324,080	170,172	6,884,223

Based on the votes set forth above, the NEOs’ compensation was approved.

Proposal 3. With respect to the proposal, on an advisory basis, whether the shareholder vote to approve the NEOs’ compensation should occur every 1, 2, or 3 years, the votes were cast for the proposal as set forth below:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes
66,076,265	43,060	4,352,683	194,975	6,884,223

Based on the votes set forth above, the Company will include an annual advisory shareholder vote to approve the NEOs’ compensation in its proxy materials until the next required frequency vote, which is expected to be held at the annual meeting of shareholders to be held in 2028.

Proposal 4. With respect to the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions
75,612,318	1,854,695	84,193

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year was duly ratified.

Item 8.01.	Other Events.

On May 18, 2022, in light of Matthew McKenna’s retirement, the Board designated Ms. Nicosia as the “audit committee financial expert.” In connection with this designation, the Board determined that Ms. Nicosia qualifies as an “audit committee financial expert,” as defined by the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because of her relevant experience as president of an operating unit of a large multinational corporation. She has supervised the finance and accounting professionals responsible for, and personally analyzed and evaluated, financial statements, as well as internal controls over financial reporting. She is also familiar with audit committee functions through her service on the Company’s Audit Committee. The Board also believes that there are other directors who would also qualify for this designation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
Date: May 20, 2022	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Executive Vice President, General Counsel and Secretary